UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Hampden Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On October 17, 2012, Hampden Bancorp, Inc. sent the following letter to stockholders:

October 17, 2012

Dear Fellow Shareholder,

You recently received proxy materials in connection with a annual meeting of shareholders of Hampden Bancorp, Inc.   to be held on Tuesday, November 06th, 2012, and according to our latest records, your proxy vote for this meeting HAS NOT YET BEEN RECEIVED.

The Company is asking stockholders to vote on a proposal to elect Directors, Ratification of Auditors and a shareholder proposal.

The Board of Directors unanimously recommends a vote “FOR” the proposal to elect Directors, Ratify the selection of Auditors, and to vote AGAINST the shareholder proposal.

Regardless of the number of shares you own, it is important that they be represented at the annual meeting of stockholders.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy, You may utilize one of the options below to ensure that your vote is promptly recorded in time for the annual meeting of stockholders:

■	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your ballot.

■	VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the annual shareholders meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors, Eagle Rock Proxy Advisors LLC   Toll-Free at 855-413-5859  between the hours of  9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE
INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.